Exhibit 99.1

Integrated Device Technology, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

    , 2005

The undersigned stockholder(s) hereby appoint Gregory S. Lang and Clyde R. Hosein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Integrated Device Technology, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on     , 2005 at Company’s principal executive offices located at 6024 Silver Creek Valley Road, San Jose, California, and any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED

FOR EACH PROPOSAL, AS RECOMMENDED BY THE BOARD OF DIRECTORS.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS,

YOU MAY SIMPLY SIGN THIS CARD ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

INTEGRATED DEVICE TECHNOLOGY, INC.

THE DIRECTORS RECOMMEND A VOTE “FOR”

ITEMS 1 AND 2

Vote on Proposals

		For	Against	Abstain

1.	Proposal to approve the issuance of common stock of Integrated Device Technology, Inc. (“IDT”) pursuant to the Agreement and Plan of Merger, dated as of June 15, 2005, by and among IDT, Colonial Merger Sub I, Inc., a wholly-owned subsidiary of IDT, and Integrated Circuit Systems, Inc.	☐	☐	☐

2.	Proposal to approve an amendment to IDT’s 2004 Equity Plan to increase the authorized number of shares of IDT common stock reserved for issuance thereunder by 17,000,000 shares to a new total of 19,500,000 shares.	☐	☐	☐

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Special Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the above nominees are unable to serve.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date